UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 24, 2006
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168

(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operations and Financial Condition
On January 25, 2006, the Company issued a press release announcing financial results for its second quarter ended December 31, 2005.
The press release contains adjusted return on invested capital, which is a non-GAAP financial measure and is defined below.
Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. This non-GAAP measure should not be considered in isolation or as a substitute for its most comparable GAAP measure. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined as the previous 12 months’ net income, adjusted for interest expense and special items, divided by the sum of the previous 12 months’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Accordingly, we have compiled below certain reconciliations as required by Regulation G.
EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for restructuring charges, interest income and other items. Management uses this information in reviewing operating performance and in the determination of compensation.
Adjusted Sales
Kennametal adjusts current period sales as reported under GAAP for specific items including foreign currency translation. Management believes that adjusting the current period sales as reported under GAAP yields a more consistent comparison of year over year results and provides additional insight into the underlying operations. Management uses this information in reviewing operating performance and in the determination of compensation.

SUPPLEMENTAL INFORMATION AND RECONCILIATIONS
KENNAMETAL INC. EBIT RECONCILIATION (Unaudited)

	Quarter Ended		Six Months Ended
	December 31,		December 31,
(in thousands, except percents)	2005	2004	2005	2004
Net income, as reported	$31,087	$28,181	$59,184	$50,901
Net income as a percent of sales	5.3%	5.1%	5.1%	4.7%
Add back:
Interest	7,984	6,121	15,813	12,577
Taxes	14,531	7,277	29,590	20,607

EBIT	53,602	41,579	104,587	84,085
Additional adjustments:
Minority interest	511	928	1,259	1,905
Interest income	(1,107)	(561)	(2,041)	(1,250)
Securitization fees	1,170	757	2,235	1,337

Adjusted EBIT	$54,176	$42,703	$106,040	$86,077

Adjusted EBIT as a percent of sales	9.3%	7.7%	9.2%	7.9%
MSSG SEGMENT (Unaudited)

	Quarter Ended		Six Months Ended
	December 31,		December 31,
(in thousands)	2005	2004	2005	2004
Sales, as reported	$350,430	$336,230	$696,968	$652,100
Foreign currency exchange	4,919	—	(1,044)	—

Adjusted sales	$355,349	$336,230	$695,924	$652,100

AMSG SEGMENT (Unaudited)

	Quarter Ended		Six Months Ended
	December 31,		December 31,
(in thousands)	2005	2004	2005	2004
Sales, as reported	$169,491	$122,327	$327,169	$240,213
Foreign currency exchange	2,727	—	1,945	—

Adjusted sales	$172,218	$122,327	$329,114	$240,213

J&L SEGMENT (Unaudited)

	Quarter Ended		Six Months Ended
	December 31,		December 31,
(in thousands)	2005	2004	2005	2004
Sales, as reported	$65,337	$61,338	$130,339	$122,755
Foreign currency exchange	293	—	373	—

Adjusted sales	$65,630	$61,338	$130,712	$122,755

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) On January 24, 2006, upon the recommendation of the Nominating / Corporate Governance Committee of the Board of Directors of the Company, the Board elected Philip A. Dur as a director. Mr. Dur joins the Board effective January 24, 2006 as a director in the second class, with a term to expire in October 2006. Mr. Dur will serve as a member of the Compensation Committee and Nominating / Corporate Governance Committee. Mr. Dur is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Fiscal 2006 Second Quarter Earnings Announcement
-end-

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: January 25, 2006	By:	/s/ Timothy A. Hibbard

Timothy A. Hibbard
Corporate Controller and Chief Accounting Officer